As filed with the Securities and Exchange Commission on January 17, 1997
                                                 Registration No. 333-
   ======================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933
                            -------------------------
                             NIPSCO INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                Indiana                              35-1719974
    (State or other jurisdiction of               (I.R.S. employer
     incorporation or organization)              identification no.)
                             5265 Hohman Avenue
                         Hammond, Indiana 46320-1775
        (Address of principal executive offices, including zip code)

                           NIPSCO INDUSTRIES, INC.
                          TAX DEFERRED SAVINGS PLAN
                          (Full title of the plan)
    Jerry M. Springer                        Richard M. Schumacher
    NIPSCO Industries, Inc.                  NIPSCO Industries, Inc.
    5265 Hohman Avenue                       5265 Hohman Avenue
    Hammond, Indiana 46320-1775              Hammond, Indiana 46320-1775
                  (Name and address of agents for service)
    (219) 853-5353                           (219) 647-6239
      (Telephone numbers, including area codes, of agents for service)
                               With a copy to:

                              Robert J. Minkus
                            Schiff Hardin & Waite
                              7200 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5584
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed maximum
                                                                   Proposed maximum         aggregate          Amount of
                                                  Amount to be      offering price       offering price      registration
        Title of Securities to be Registered       registered       per share  (1)             (1)              fee (1)
        ------------------------------------      ------------     ----------------     ----------------     ------------
       Common Shares, without par value              250,000            $39.375            $9,843,750           $2,983
       (including associated preferred share
       purchase rights)

       Interests in the Plan                           (2)                (2)                  (2)                (2)

   (1) Estimated on the basis of $39.375 per share, the average of the high and low prices of the Common Shares on January 10, 1997, as reported in the consolidated reporting system pursuant to Rule 457(h).
   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the NIPSCO Industries, Inc. Tax Deferred Savings Plan for which no separate fee is required.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.
   ------    ---------------------------------------

        The following documents are incorporated herein by reference:

        (a) The Annual Report on Form 10-K of NIPSCO Industries, Inc. (the "Registrant") for the fiscal year ended December 31, 1995;

        (b) The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

        (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-B filed with the Commission on November 25, 1987.

        All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.
   ------    -------------------------

        Not applicable.

   Item 5.   Interests of Named Experts and Counsel.
   ------    --------------------------------------

        Not applicable.

   Item 6.   Indemnification of Directors and Officers.
   ------    -----------------------------------------

        The By-Laws of the Registrant provide for indemnification by the Registrant of each of its directors and officers to the fullest extent permitted by law for liability of such director of officer arising by reason of his or her status as a director or officer of the Registrant or its subsidiaries. Under the Registrant's By-Laws as well as the Indiana Business Corporation Law (the "Indiana BCL"), the Registrant is required to indemnify its directors and officers against expenses, judgments, decrees, fines, penalties and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of his or her connection with the Registrant, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Registrant, or, with respect to a criminal proceeding, has no reasonable cause to believe that his or her conduct was unlawful.

        The By-Laws of the Registrant provide that, except where a director or officer is substantially and finally successful on the merits, the Registrant may not indemnify a director or officer (unless ordered by a court) until after a determination has been made that indemnification of the director or officer is permissible because he or she met the applicable standards of conduct. The Registrant also may not advance expenses prior to the disposition of an action, suit or proceeding until: (a) the director or officer provides the Registrant with a written affirmation of his or her good faith belief that he or she has met the applicable standards of conduct and an undertaking to repay the advance if it is ultimately determined that he or she did not meet the applicable standards of conduct, and (b) a determination has been made, that, based on the facts then known to those making the determination, the director or officer met the applicable standards of conduct. The determination that a director or officer has met the applicable standards of conduct may be made by a majority vote of a quorum consisting of disinterested directors, a majority vote of a committee designated by the board of directors consisting of two or more disinterested directors (only if a quorum of the board cannot be obtained), special legal counsel or a majority vote of disinterested shareholders.

        As authorized under the Registrant's By-Laws and the Indiana BCL, the Registrant and its subsidiaries have insurance which insures directors and officers for acts committed as such directors or officers which are determined not to be indemnifiable under the Registrant's indemnity provisions.

   Item 7.   Exemption from Registration Claimed.
   ------    -----------------------------------

        Not applicable.

   Item 8.   Exhibits.
   ------    --------

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 7 hereof. The Registrant has submitted the Plan in a timely manner to the Internal Revenue Service and has received a favorable determination that the Plan continues to be qualified under
   Section 401 of the Internal Revenue Code. The Registrant has made all changes required by the Internal Revenue Service in order to continue to so qualify the Plan.

   Item 9.   Undertakings.
   ------    ------------

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on September 24, 1996.

                                      NIPSCO INDUSTRIES, INC.
                                           (Registrant)


                                      By:  /s/  Gary L. Neale
                                           ------------------------------
                                           Gary L. Neale
                                           Chairman and President

                              POWER OF ATTORNEY
                              -----------------

        Each person whose signature appears below hereby constitutes and appoints Jerry M. Springer the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                        Date
        ---------                     -----                        ----


   /s/  Gary L. Neale            Chairman, President   September 24, 1996
   -------------------------     and Director
        Gary L. Neale            (Principal Executive
                                 Officer)

   /s/  Stephen P. Adik          Executive Vice        September 24, 1996
   -------------------------     President (Principal
        Stephen P. Adik          Financial Officer)


   /s/  Jerry M. Springer        Controller (Principal September 24, 1996
   -------------------------     Accounting Officer)
        Jerry M. Springer


   /s/  Steven C. Beering        Director              September 24, 1996
   -------------------------
        Steven C. Beering


   /s/  Arthur J. Decio          Director              September 24, 1996
   -------------------------
        Arthur J. Decio


   /s/  Ernestine M. Raclin      Director              September 24, 1996
   -------------------------
        Ernestine M. Raclin


   /s/  Denis E. Ribordy         Director              September 24, 1996
   -------------------------
        Denis E. Ribordy


                                 Director              September __, 1996
   -------------------------
        Ian M. Rolland


   /s/  Edmund A. Schroer        Director              September 24, 1996
   -------------------------
        Edmund A. Schroer


                                 Director              September __, 1996
   -------------------------
        John W. Thompson


   /s/  Robert J. Welsh          Director              September 24, 1996
   -------------------------
        Robert J. Welsh

        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on September 24, 1996.


                                 NIPSCO INDUSTRIES, INC. TAX DEFERRED
                                 SAVINGS PLAN



                                 By:  /s/ Dante M. Campos
                                      ----------------------------
                                      Member of Plan Committee



                                      /s/ Francis P. Girot, Jr.
                                      ----------------------------
                                      Member of Plan Committee



                                      /s/ Jerry M. Springer
                                      ----------------------------
                                      Member of Plan Committee



                                      /s/ Kenneth P. Foley, Jr.
                                      ----------------------------
                                      Member of Plan Committee



                                      /s/ Dale J. Williams
                                      ----------------------------
                                      Member of Plan Committee

                                EXHIBIT INDEX
                                -------------

   Exhibit
   Number                   Description                          Page No.
   -------                  -----------                          --------

   23.1                Consent of Arthur Andersen LLP.

   24                  Powers of Attorney (contained on
                       the signature pages hereto).